EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lee Tong Tai, the Chief Executive Officer and Loke Hip Meng, the Chief Financial Officer, of Hubei Minkang Pharmaceutical Ltd. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended March 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

By:	/s/ Lee Tong Tai
Lee Tong Tai Chief Executive Officer (Principal Executive Officer) Date: May 15, 2013

By:	/s/ Loke Hip Meng
Loke Hip Meng Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Date: May 15, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Hubei Minkang Pharmaceutical Ltd. and will be retained by Hubei Minkang Pharmaceutical Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.